EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 33-10250, 33-39646, 33-39648, 33-88470, 33-88472 and 333-18869 of
Parlex Corporation and Subsidiaries on Form S-8 of our report dated August 5, 1997, appearing in this Annual Report on Form 10-K of Parlex Corporation for the year ended June 30, 1997.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 26, 1997